UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2013

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restructuring of Executive Management Team

On January 2, 2013, the Company implemented a previously announced restructuring of its executive management.  George A. Makris has assumed the duties of CEO-Elect, effective January 1, 2013. Under the previously announced management succession plan, Mr. Makris, 56, will succeed J. Thomas May as Chairman and CEO upon Mr. May's retirement on December 31, 2013.  David Bartlett has assumed the duties of President and Chief Banking Officer.  Mr. Bartlett, who was previously serving as President of the Company with direct supervision over certain of the Company's banking subsidiaries, will now have direct oversight for the banking operations of all of the eight banking subsidiaries of the Company.   Robert A. Fehlman has assumed the duties of Senior Executive Vice President, Chief Financial Officer and Treasurer.  Mr. Fehlman who was previously serving as Executive Vice President and Chief Financial Officer, will now additionally have direct oversight over the securities broker-dealer operations of Simmons First Investment Group, Inc., the management of the bond portfolio of the Company and its subsidiary banks and the consolidated asset-liability management for the Company.

George A. Makris

As a new member of the Company's executive management team, the following sets forth certain personal, business professional and compensation information concerning Mr. Makris.

Mr. Makris has served on the Board of Directors of the Company since 1997 and served as chairman of the Company's Audit & Security Committee from 2007 until his resignation on August 27, 2012 after his acceptance of the position of CEO-Elect.   He was the President of M.K. Distributors, Inc., a beverage distributor in Pine Bluff and southeastern Arkansas.  Mr. Makris was employed by M. K. Distributors, Inc. since 1980 and has served as President since 1985.  Mr. Makris previously served as a member of the board of directors of National Bank of Commerce (later known as Worthen Bank of Pine Bluff) from 1985 to 1996 and served as Chairman of the Board from 1994 to 1996.  Mr. Makris received a B.A. degree in Business Administration from Rhodes College in 1978 and an M.B.A. from the University of Arkansas in 1980.

Mr. Makris also serves on the Board of Directors of the Economic Development Alliance of Jefferson County, the Board of Trustees of the Jefferson Regional Medical Center, the Board of Directors of the National Beer Wholesalers Association and the Board of Visitors of University of Arkansas for Medical Sciences, College of Medicine. He has previously served as Chairman of the Board of Trustees of Jefferson Regional Medical Center, Chairman of the Board of Trustees of the Arts and Science Center for Southeast Arkansas, Chairman of the Board of Directors of the Economic Development Alliance for Jefferson County, Chairman of the Board of Directors of the Greater Pine Bluff Chamber of Commerce, Chairman of the King Cotton Classic Basketball Tournament, Chairman of the Board of Trustees of Trinity Episcopal School, a Director of Simmons First National Bank, a Director of the Wholesale Beer Distributors of Arkansas, and a member of the Board of Visitors of the University of Arkansas at Pine Bluff.

Mr. Makris will participate in the Company's executive compensation program, consisting of base salary and bonus, non-equity incentives, equity incentives and benefits.  The base salary for Mr. Makris for 2013 is $403,216.  There is no existing understanding concerning any discretionary bonus for Mr. Makris.  Mr. Makris will participate in the Company’s Executive Incentive Plan for 2013 with a targeted benefit of 30% of salary, or $120,965.  Mr. Makris will also participate in the Company's Executive Equity Compensation Plan for 2013 at a target level of 40% of salary, or $161,286.  Mr. Makris will participate in the retirement, health insurance and welfare benefit plans made available to and for the benefit of the Company's associates.

Mr. Makris does not have an employment contract with the Company or any of its subsidiaries, but he does have an Executive Severance Agreement and a Deferred Compensation Agreement with the Company. The Executive Severance Agreement, which is only effective for a period of up to two years after a change in control occurs, provides for severance benefits in an amount equal to twice his annual salary plus bonus but only if he separates from service under certain circumstances within the two year period.  A copy of Mr. Makris' Executive Severance Agreement is attached as Exhibit 10.1.

The deferred compensation agreement for Mr. Makris provides for an annual benefit at retirement of $100,000.00, payable for 10 years. The benefits under the agreement will be funded by the Company and  Mr. Makris will not be required or permitted to make contributions for his benefit.  The benefit vests at age 65, subject to earlier vesting upon death, disability, or change in control of the Company. The benefit becomes payable upon the earliest to occur of (i) Mr. Makris' retirement at or after age 65, (ii) his death, (iii) his disability, or (iv) his separation from service after the occurrence of a change in control of the Company. The benefit is subject to forfeiture if (i) Mr. Makris ceases to be employed by the Company prior to his attaining age 65, other than due to his disability, his death or following a change in control of the Company, (ii) Mr. Makris fails to provide the post retirement part time consulting services required in the plan or (iii) Mr. Makris violates the non-competition provision while receiving payments. A copy of the deferred compensation agreement for Mr. Makris is included as Exhibit 10.2.

 Executive Retention Program - 2012

The Board of Directors of the Company, upon recommendation of the NCCGC adopted the Simmons First National Corporation Executive Retention Program - 2012 on November 26, 2012. The program is intended to assist the Company in retaining its existing executive management during and immediately following the executive transition surrounding the anticipated retirement of Mr. J. Thomas May at the end of 2013 and the designation of George Makris as his successor. The participants in the program are David L. Bartlett, Robert A. Fehlman and Marty D. Casteel. The program which went into effect on January 2, 2013, consists of cash bonuses and restricted stock grants under the existing Simmons First National Corporation Executive Stock Incentive Plan - 2010.

The cash retention bonuses will vest 50% on December 31, 2016 and the balance will vest on December 31, 2017, subject to accelerated partial vesting (as described below) in the event of the death, disability or involuntary termination of the participant or accelerated 100% vesting in the event of a change in control of the Company.  The cash retention bonuses will be paid by the Company through its normal compensation system within thirty one (31) days after becoming vested. One half of the restricted shares granted shall vest on December 31, 2016 and the balance will vest on December 31, 2017, subject to accelerated partial vesting (as described below) in the event of the death, disability or involuntary termination of the participant or accelerated 100% vesting in the event of a change in control of the Company.  The restricted stock grants were made on January 2, 2013. In the case of death, disability or involuntary termination of employment without cause, the accelerated partial vesting increments are  22.5% on January 1 of each of the calendar years 2013 - 2016 and thereafter becoming 100% vested on January 1, 2017.

In adopting the plan, the Board approved the award of restricted shares and cash retention bonus to each of the individuals identified below all of which are named executive officers in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders, as follows:

Participant	Cash Retention Bonus	Restricted Shares
David Bartlett	$125,000	4,929
Robert A. Fehlman	$ 25,000	986
Marty D. Casteel	$ 25,000	986

A copy of the Simmons First National Corporation Executive Retention Program - 2012 is included as Exhibit 10.3.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                                           Description
10.1	Executive severance Agreement between Mr. Makris and the Company.
10.2	Deferred Compensation Agreement between Mr. Makris and the Company.
10.3	Company's Executive Retention Program - 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/  Robert A. Fehlman
Date: January 7, 2013                                                           Robert A. Fehlman, Senior Executive Vice
President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number                                           Exhibit

10.1	Executive severance Agreement between Mr. Makris and the Company.
10.2	Deferred Compensation Agreement between Mr. Makris and the Company.
10.3	Company's Executive Retention Program - 2012